Exhibit 10.33

FORM OF

WELLCHOICE, INC.

2003 OMNIBUS INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

FOR ANNUAL GRANT TO NON-MANAGEMENT DIRECTORS

Name of Grantee:	_____________ (“Grantee”)

Date of Grant:	May 19, 2004

Type of Award:	Units, to be settled in shares of common stock, par value $.01 per share (“Common Stock”), of WellChoice, Inc. (the “Company”), and Dividend Equivalents, to be “re-invested” in Units which shall also be settled in shares of Common Stock.

Total Number of Units Subject to Award:	___ Units, where each Unit represents one hypothetical share of Common Stock

Vesting Date:	The Grantee will be 100% vested in the Units and Dividend Equivalents that are subject to this award on May 18, 2005 (the “Vesting Date”), provided the Grantee’s Service as a Director has not terminated prior to that date; provided, however, the Committee may elect, in its sole discretion, to permit the Shares to become vested after the Grantee’s Service terminates subject to the minimum vesting requirements under the Plan.

Acceleration of Vesting:	This Units shall become fully vested prior to the Vesting Date as follows: • Upon a Change in Control; • Upon the death or Death/Disability of the Grantee:

Settlement of Award:	Shares of Common Stock in settlement of this award shall be delivered on the date on which the Grantee’s Service as a Director terminates (or on such later date as the shares vest) or on such earlier date as the Committee, in its sole discretion, determines.

Dividend Equivalents:	Prior to the settlement of this award, the Grantee shall be eligible to receive for each Unit that is the subject to this award, additional Units the number of which shall equal the Fair Market Value equal to the value of any regular or special dividends paid on the shares of Common Stock.

Transfer Restrictions:	The Units and the shares of Common Stock issued in settlement of this award are subject to the transfer restrictions as described in the Restricted Stock Unit Award Agreement, referenced below.

By indicating your acceptance below, you accept this award and acknowledge that this award is granted under and governed by the terms and conditions of WellChoice, Inc. 2003 Omnibus Incentive Plan (“Plan”) and the Restricted Stock Unit Award Agreement reference number DU000000 (“Agreement”), both of which are hereby made a part of this document. Capitalized terms used but not defined in this Notice of Restricted Stock Unit Award shall have the meanings ascribed to them in the Plan and Agreement.

GRANTEE:	WELLCHOICE, INC.

By:

Name:

Title:

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